                                 AMENDMENT NO. 1

                                       TO

              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                (CLASS P SHARES)

     The Second Amended and Restated Master Distribution Plan (the "Plan"), effective December 8, 2006, pursuant to Rule 12b-1, is hereby amended, effective April 30, 2008, as follows:

     WHEREAS, the parties desire to amend the Plan to reflect the reorganization of AIM Summit Fund as a series portfolio of AIM Equity Funds;

     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following.

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                (CLASS P SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class P Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class P Shares of each Portfolio to the average daily net assets of the Class P Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class P Shares of the Portfolio.

                             MINIMUM
                              ASSET
                              BASED   MAXIMUM    MAXIMUM
                              SALES   SERVICE   AGGREGATE
AIM EQUITY FUNDS              CHARGE    FEE        FEE
----------------             -------  -------   ---------
PORTFOLIO - CLASS P SHARES
AIM Summit Fund               0.00%    0.10%      0.10%

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the Portfolio (or Class thereof)."

     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.